EXHIBIT 99.1

GoPro Announces Fourth Quarter and Full Year 2016 Results
SAN MATEO, Calif., Feb. 2, 2017
Second Highest Revenue Quarter in Company History
Record Quarterly Revenue for EMEA and APAC Regions
HERO5 Black was the Best-Selling Digital Imaging Device in Units and Dollars in the U.S. and EMEA
Four Million Installs of Quik Mobile App in 4Q16, Up Nearly 30% Sequentially
Quik Mobile December Monthly Active Users More Than Tripled Year-Over-Year

GoPro, Inc. (NASDAQ: GPRO) announced financial results for its fourth quarter and full year ended December 31, 2016.
"In 2016, big investments in hardware, cloud, and mobile yielded a solid foundational experience for our customers.” said Nicholas Woodman, GoPro’s Founder and CEO. "In 2017, we will build on this foundation for our customers while improving efficiency and managing cost to achieve profitability.”

Recent GoPro Highlights Include:

•	GoPro’s Board of Directors appointed CJ Prober to serve as the Chief Operating Officer.

•
GoPro experienced a GAAP loss of $116 million, or $0.82 loss per diluted share, in the fourth quarter of 2016, which included charges of $102 million for a full valuation allowance on U.S. deferred tax assets and nearly $37 million for restructuring costs.

•	GoPro was profitable in fourth quarter of 2016 on a non-GAAP basis with income of $42 million, or $0.29 per diluted share.

•
According to The NPD Group’s Retail Tracking Service, in the U.S. in the fourth quarter GoPro accounted for 3 of the top 5 products, including the top 2 spots, on a unit basis in the digital camera/camcorder category. HERO5 Black was the best-selling digital image camera on a unit basis in the U.S. By our estimate, HERO Session was the #2 best-selling camera in the U.S. on a unit basis.

•	According to NPD, GoPro’s fourth quarter combined digital camera/camcorder unit share increased over 400 basis points year-over-year to 26.7% in the U.S.

•
According to GfK, in the fourth quarter GoPro’s digital imaging unit share in Europe increased 90 basis points year-over-year to 12.2%, Also in the fourth quarter, HERO5 Black sold thru more units in a single quarter in Europe than any other GoPro camera ever.

•	China remains a top-ten country for GoPro with fourth quarter and 2016 sell-thru up 61% and 90%, respectively, year-over-year.

•
In the fourth quarter, we released several GoPro accessories including Karma Grip, a handheld and wearable stabilization accessory, Remo, a voice-activated waterproof remote for HERO5 cameras, and Quik Key, a mobile microSD card reader that enables fast editing and sharing from a smartphone.

•	Instagram followers were up 53% year-over-year to nearly 12 million followers in the fourth quarter, driven by a 245% year-over-year increase in international followers.

•	Social media views of GoPro content reached approximately 238 million, up over 40% year-over-year, driven by a 160% year-over-year increase in views on Facebook.

•
According to YouTube, the equivalent of twenty-two years of content with GoPro in the title, description or keyword was uploaded to YouTube in 2016, a year-over-year increase of 35%. The hours of GoPro-related content watched on YouTube in 2016 increased 86% year-over-year to approximately 78 million hours.

•	GoPro Plus to debut in International markets in the coming months. High retention rate amongst early U.S. adopters.

•	In the fourth quarter, the number of shares per month initiated from the Capture App increased 128% year-over-year. The number of people sharing content monthly increased 45% year-over-year.

•	The Quik mobile app was named one of Google Play’s Best Apps of 2016. December monthly active users and monthly exports tripled over the prior year period.

	Three Months Ended December 31,			Year Ended December 31,
($ in thousands, except per share amounts)	2016	2015	% Change	2016	2015	% Change

Revenue	$540,621	$436,603	23.8%	$1,185,481	$1,619,971	(26.8)%
Gross margin
GAAP	39.2%	29.4%	980 bps	39.0%	41.6%	(260) bps
Non-GAAP	39.5%	29.6%	990 bps	39.3%	41.7%	(240) bps
Operating income (loss)
GAAP	$(26,568)	$(41,294)		$(372,969)	$54,748
Non-GAAP	$31,639	$(21,629)		$(243,007)	$140,798
Net income (loss)
GAAP	$(115,709)	$(34,451)		$(419,003)	$36,131
Non-GAAP	$42,367	$(11,396)		$(201,247)	$111,564
Diluted net income (loss) per share
GAAP	$(0.82)	$(0.25)		$(3.01)	$0.25
Non-GAAP	$0.29	$(0.08)		$(1.44)	$0.76
Adjusted EBITDA	$44,343	$(9,268)		$(192,807)	$179,309
Business Outlook
GoPro is providing the following guidance:

•	First Quarter 2017

◦	Revenue of $200 million +/- $10 million

◦	GAAP and non-GAAP gross margin in the low 30% range

◦	GAAP operating expenses of between $168 million and $178 million

◦	Non-GAAP operating expenses of between $145 million and $155 million

•	2017

◦	GAAP operating expenses below $688 million

◦	Non-GAAP operating expenses below $600 million

Upcoming Events
Management will participate in investor conference on February 14, 2017 in San Francisco. GoPro will furnish a link to the webcast of this event on its investor relations website, http://investor.gopro.com.
Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 204-4517 or (913) 312-0652, access code 9901185, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and the recording will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro, Inc. is transforming the way people capture and share their lives. What began as an idea to help athletes self-document themselves engaged in sport, GoPro has become a mobile storytelling solution that helps the world share itself through immersive content.
GoPro, HERO, Karma, and their respective logos are trademarks or registered trademarks of GoPro Inc. in the United States and other countries. All other trademarks are the property of their respective owners.
For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro’s The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro's investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs and the tax impact of these items. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release. GoPro also provides future estimated ranges of revenue, gross margin, operating expenses, tax rate, and earnings per share on a GAAP and non-GAAP basis.
Note on Forward-looking Statements
This press release contains projections and other forward-looking statements regarding future events, including but not limited to, those regarding our business outlook for the first quarter of 2017 and for calendar year 2017. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our dependence on sales of our cameras, mounts, and accessories for substantially all of our revenue and any decrease in the sales or change in sales mix of these products would harm our business; the effect of a fall in sales during the holiday season; the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, that we may fail to manage our growth, operating expenses, and gross margin, and profitability in past periods might not be indicative of future performance; any inability to successfully manage frequent product introductions and transitions, including managing our sales channel and inventory and accurately forecasting future sales; any inability to anticipate consumer preferences and successfully develop and market desirable products; the risks associated with the entrance into the consumer drone market and the re-launch of our drone this quarter; the effects of the highly competitive market in which we operate; the risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the  Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2015,  which is on file with the Securities and

Exchange Commission, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Year ended
(in thousands, except per share data)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Revenue	$540,621	$436,603	$1,185,481	$1,619,971
Cost of revenue	328,486	308,092	723,561	946,757
Gross profit	212,135	128,511	461,920	673,214

Operating expenses:
Research and development	92,728	66,432	358,902	241,694
Sales and marketing	112,716	82,649	368,620	268,939
General and administrative	33,259	20,724	107,367	107,833
Total operating expenses	238,703	169,805	834,889	618,466
Operating income (loss)	(26,568)	(41,294)	(372,969)	54,748
Other income (expense), net	(1,750)	322	(2,205)	(2,163)
Income (loss) before income taxes	(28,318)	(40,972)	(375,174)	52,585
Income tax expense (benefit)	87,391	(6,521)	43,829	16,454
Net income (loss)	$(115,709)	$(34,451)	$(419,003)	$36,131

Net income (loss) per share:
Basic	$(0.82)	$(0.25)	$(3.01)	$0.27
Diluted	$(0.82)	$(0.25)	$(3.01)	$0.25

Weighted-average shares used to compute net income (loss) per share:
Basic	141,063	137,086	139,425	134,595
Diluted	141,063	137,086	139,425	146,486

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$192,114	$279,672
Marketable securities	25,839	194,386
Accounts receivable, net	164,553	145,692
Inventory	167,192	188,232
Prepaid expenses and other current assets	38,115	25,261
Total current assets	587,813	833,243
Property and equipment, net	76,509	70,050
Intangible assets, net and goodwill	179,989	88,122
Other long-term assets	78,329	111,561
Total assets	$922,640	$1,102,976

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$205,028	$89,989
Accrued liabilities	211,323	192,446
Deferred revenue	14,388	12,742
Total current liabilities	430,739	295,177
Long-term liabilities	44,956	35,766
Total liabilities	475,695	330,943

Stockholders’ equity:
Common stock and additional paid-in capital	757,226	663,311
Treasury stock, at cost	(35,613)	(35,613)
Retained earnings (accumulated deficit)	(274,668)	144,335
Total stockholders’ equity	446,945	772,033
Total liabilities and stockholders’ equity	$922,640	$1,102,976

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Year ended
(in thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating activities:
Net income (loss)	$(115,709)	$(34,451)	$(419,003)	$36,131
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,100	9,596	41,640	28,981
Stock-based compensation	17,926	18,120	69,527	80,680
Excess tax benefit from stock-based compensation	(1,089)	3,202	(3,463)	(29,348)
Deferred income taxes	59,524	(4,580)	38,568	(11,468)
Non-cash restructuring charges	17,601	—	17,601	—
Impairment of intangible assets	1,088	—	7,088	—
Other	2,820	994	7,574	5,427
Net changes in operating assets and liabilities	19,435	27,967	132,715	47,208
Net cash provided by (used in) operating activities	12,696	20,848	(107,753)	157,611

Investing activities:
Purchases of property and equipment, net	(17,111)	(18,919)	(43,627)	(51,245)
Purchases of marketable securities	—	(12,869)	—	(220,055)
Maturities of marketable securities	26,694	44,144	119,918	94,680
Sale of marketable securities	40,557	6,093	47,348	30,048
Acquisitions, net of cash acquired	—	—	(104,353)	(65,405)
Net cash provided by (used in) investing activities	50,140	18,449	19,286	(211,977)

Financing activities:
Proceeds from issuance of common stock, net	(2,567)	(974)	2,775	22,833
Excess tax benefit from stock-based compensation	1,089	(3,202)	3,463	29,348
Payment of deferred acquisition-related consideration	—	—	(950)	—
Payment of credit facility issuance costs	(46)	—	(3,333)	—
Payment of deferred public offering costs	—	—	—	(903)
Repurchases of outstanding common stock	—	(35,613)	—	(35,613)
Net cash provided by (used in) financing activities	(1,524)	(39,789)	1,955	15,665
Effect of exchange rate changes on cash and cash equivalents	(775)	195	(1,046)	(1,556)
Net increase (decrease) in cash and cash equivalents	60,537	(297)	(87,558)	(40,257)
Cash and cash equivalents at beginning of period	131,577	279,969	279,672	319,929
Cash and cash equivalents at end of period	$192,114	$279,672	$192,114	$279,672

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and other charges that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
  The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Restructuring costs primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Income tax adjustments relate to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income (loss). We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Additionally, adjusted EBITDA excludes the amortization of point-of-purchase (POP) display assets because it is a non-cash charge, and is similar to the depreciation of property and equipment and amortization of acquired intangible assets.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended		Year ended
(in thousands, except per share data)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP net income (loss)	$(115,709)	$(34,451)	$(419,003)	$36,131
Stock-based compensation:
Cost of revenue	421	449	1,616	1,492
Research and development	10,230	5,907	31,365	18,024
Sales and marketing	3,184	4,248	13,883	13,762
General and administrative	4,091	7,516	22,663	47,402
Total stock-based compensation	17,926	18,120	69,527	80,680

Acquisition-related costs:
Cost of revenue	1,093	222	1,759	961
Research and development	2,581	1,257	14,439	3,154
Sales and marketing	—	33	22	132
General and administrative	26	33	1,126	1,123
Total acquisition-related costs	3,700	1,545	17,346	5,370

Restructuring costs:
Cost of revenue	133	—	497	—
Research and development	14,542	—	17,197	—
Sales and marketing	9,386	—	12,064	—
General and administrative	12,520	—	13,331	—
Total restructuring costs	36,581	—	43,089	—

Income tax adjustments	99,869	3,390	87,794	(10,617)
Non-GAAP net income (loss)	$42,367	$(11,396)	$(201,247)	$111,564

GAAP shares for diluted net income (loss) per share	141,063	137,086	139,425	146,486
Add: dilutive shares	5,198	—	—	—
Non-GAAP shares for diluted net income (loss) per share	146,261	137,086	139,425	146,486

Non-GAAP diluted net income (loss) per share	$0.29	$(0.08)	$(1.44)	$0.76

	Three months ended		Year ended
(dollars in thousands)	December 31, 2016	December 31, 2015	December 31, 2016		December 31, 2015
GAAP gross profit	$212,135	$128,511	$461,920	—	$673,214
Stock-based compensation	421	449	1,616		1,492
Acquisition-related costs	1,093	222	1,759		961
Restructuring costs	133	—	497		—
Non-GAAP gross profit	$213,782	$129,182	$465,792		$675,667

GAAP gross profit as a % of revenue	39.2%	29.4%	39.0%		41.6%
Stock-based compensation	0.1	0.1	0.1		0.1
Acquisition-related costs	0.2	0.1	0.2		—
Restructuring costs	—	—	—		—
Non-GAAP gross profit as a % of revenue	39.5%	29.6%	39.3%		41.7%

GAAP operating expenses	$238,703	$169,805	$834,889		$618,466
Stock-based compensation	(17,505)	(17,671)	(67,911)		(79,188)
Acquisition-related costs	(2,607)	(1,323)	(15,587)		(4,409)
Restructuring costs	(36,448)	—	(42,592)		—
Non-GAAP operating expenses	$182,143	$150,811	$708,799		$534,869

GAAP operating income (loss)	$(26,568)	$(41,294)	$(372,969)		$54,748
Stock-based compensation	17,926	18,120	69,527		80,680
Acquisition-related costs	3,700	1,545	17,346		5,370
Restructuring costs	36,581	—	43,089		—
Non-GAAP operating income (loss)	$31,639	$(21,629)	$(243,007)		$140,798

	Three months ended		Year ended
(in thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP net income (loss)	$(115,709)	$(34,451)	$(419,003)	$36,131
Income tax expense (benefit)	87,391	(6,521)	43,829	16,454
Interest expense (income), net	1,022	(126)	1,401	234
Depreciation and amortization	11,100	9,596	41,639	28,981
POP display amortization	4,944	4,114	19,623	16,829
Stock-based compensation	17,926	18,120	69,527	80,680
Impairment of intangible assets	1,088	—	7,088	—
Restructuring costs	36,581	—	43,089	—
Adjusted EBITDA	$44,343	$(9,268)	$(192,807)	$179,309

Reconciliations of non-GAAP financial measures for business outlook are set forth below:

(in thousands)	Q1 2017	Full year 2017
GAAP operating expenses	$ 168,000 - $ 178,000	$688,000
Estimated adjustments for:
Stock-based compensation	18,000	80,000
Acquisition-related costs	1,000	4,000
Restructuring costs	4,000	4,000
Non-GAAP operating expenses	$ 145,000 - $ 155,000	$600,000

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Investor Contact
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
Jeff Brown (650) 332-7600 x 9997